Exhibit 99.2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder of
Symco, Inc. and Symbiotics, Inc.
We have audited the accompanying combined balance sheets of Symco, Inc. and Symbiotics, Inc. as of December 31, 2004 and 2003, and the related combined statements of operations, changes in stockholder’s deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Symco, Inc. and Symbiotics, Inc. as of December 31, 2004 and 2003, and the combined results of their operations, changes in stockholder’s deficit, and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has incurred operating losses, negative cash flows and negative working capital that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Semple & Cooper, LLP
Certified Public Accountants
Phoenix, Arizona
October 3, 2005

SYMCO, INC. AND SYMBIOTICS, INC.
COMBINED BALANCE SHEETS
At June 30, 2005 and December 31, 2004 and 2003

	June 30,	December 31,	December 31,
	2005	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,872	$45,944	$44,328
Accounts receivable, net	220,442	300,092	394,278
Inventory	304,929	518,229	504,987
Prepaid expenses and other current assets	25,780	2,766	7,106

Total current assets	599,023	867,031	950,699
Property and equipment, net	14,669	28,710	95,472
Other assets	2,000	2,000	2,000

Total assets	$615,692	$897,741	$1,048,171

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$322,608	$381,929	$410,748
Accrued expenses	65,770	83,625	151,180
Lines of credit	482,000	490,000	435,000
Notes payable-related parties	678,371	685,416	—

Total current liabilities	1,548,749	1,640,970	996,928
Notes payable-related parties, less current portion	66,401	75,630	774,586

Total Liabilities	1,615,150	1,716,600	1,771,514
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock	1,045,778	1,045,778	1,044,778
Additional paid-in capital	253,485	228,485	79,485
Accumulated deficit	(2,298,721)	(2,093,122)	(1,847,606)

Total stockholders’ Deficit	(999,458)	(818,859)	(723,343)

Total liabilities, and stockholders’ deficit	$615,692	$897,741	$1,048,171

See accompanying notes

SYMCO, INC. AND SYMBIOTICS, INC.
COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2005 and 2004 and
For the Twelve Months Ended December 31, 2004 and 2003

	Six Months Ended
	June 30,		Year Ended	Year Ended
			December 31	December 31
	2005	2004	2004	2003
	(Unaudited)	(Unaudited)
Net sales	$2,130,003	$2,776,831	$5,453,956	$5,923,613
Cost of goods sold	865,154	1,059,398	2,204,043	2,394,017

Gross profit	1,264,849	1,717,433	3,249,913	3,529,596
Operating expenses:
General and administrative	1,403,342	1,621,343	3,345,729	3,784,662
Research and development	—	2,137	7,973	1,675

Total operating expenses	1,403,342	1,623,480	3,353,702	3,786,337

Income (loss) from operations	(138,493)	93,953	(103,789)	(256,741)
Other income (expense):
Interest income		—
Interest expense	(67,126)	(66,959)	(134,878)	(139,388)
Other, net	20	—	(6,849)	29,324

Total expense, net	(67,106)	(66,959)	(141,727)	(110,064)

Income (loss) before provison for income taxes	(205,599)	26,994	(245,516)	(366,805)
Provision for income taxes	—	—	—	—

Net income (loss)	$(205,599)	$26,994	$(245,516)	$(366,805)

See accompanying notes.

SYMCO, INC. AND SYMBIOTICS, INC.
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’S DEFICIT
For the Six Months Ended June 30, 2005 (Unaudited)
and the Years Ended December 31, 2004 and 2003

	Common Stock
	Symbiotics, Inc.		Symco, Inc.		Additional
					Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2002	11,000,000	$1,044,778	$—	$—	$—	$(1,480,801)	$(436,023)
Additional capital contribution	—	—	—	—	79,485	—	79,485
Net loss for the year	—	—	—	—	—	(366,805)	(366,805)

Balance at December 31, 2003	11,000,000	1,044,778	—	—	79,485	(1,847,606)	(723,343)
Additional capital contribution	—	—	—	—	50,000		50,000
Issuance of common stock	—	—	5,000,000	1,000	99,000		100,000
Net loss for the year	—	—	—	—	—	(245,516)	(245,516)

Balance at December 31, 2004	11,000,000	1,044,778	5,000,000	1,000	228,485	(2,093,122)	(818,859)
Additional capital contribution (unaudited)	—	—	—	—	25,000		25,000
Net loss for the period (unaudited)	—	—	—	—	—	(205,599)	(205,599)

Balance at June 30, 2005 (unaudited)	11,000,000	$1,044,778	5,000,000	$1,000	$253,485	$(2,298,721)	$(999,458)

See accompanying notes.

SYMCO, INC. AND SYMBIOTICS, INC.
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(245,516)	$(366,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71,562	109,878
Provision for bad debts	72,459	—
Forgivness of interest on related party note payable	50,000	57,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	21,727	(32,151)
Inventory	(13,242)	209,853
Prepaid expenses and other current assets	4,340	35,706
Other assets	—	16,915
Accounts payable	(28,819)	(208,907)
Accrued expenses	(67,555)	24,146

Net cash used in operating activities	(135,044)	(154,365)

Cash flows used in investing activities:
Purchases of property and equipment	(4,800)	—

Cash flows from financing activities:
Bank overdraft	—	(75,142)
Borrowings of notes payable -related parties	134,256	—
Repayment of notes payable -related parties	(47,796)	(69,132)
Borrowings under lines of credit, net	55,000	330,000
Repayment of obligations under capital leases	—	(10,176)
Capital contributions	—	22,485

Net cash provided by financing activities	141,460	198,035

Net increase in cash	1,616	43,670
Cash and cash equivalents, beginning of year	44,328	658

Cash and cash equivalents, end of year	$45,944	$44,328

Supplemental disclosures of cash flow information:
Cash paid for interest	$66,406	$55,893

Cash paid for taxes	$—	$—

See accompanying notes.

SYMCO, INC. AND SYMBIOTICS, INC.
COMBINED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2005 and 2004

	2005	2004
	Unaudited	Unaudited
Cash flows from operating activities:
Net income (loss)	$(205,599)	$26,994
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,041	35,301
Provision for bad debts	(91,500)	(19,041)
Forgivness of interest on related party note payable	25,000	28,500
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	171,150	129,530
Inventory	213,300	(70,482)
Prepaid expenses and other current assets	(23,014)	(2,727)
Accounts payable	(59,321)	(136,142)
Accrued expenses	(17,855)	(72,184)

Net cash provided by (used in) operating activities	26,202	(80,251)

Cash flows from financing activities:
Borrowings of notes payable -related parties	—	34,256
Repayment of notes payable -related parties	(16,274)	(25,253)
Borrowings (payments) under bank lines of credit, net	(8,000)	40,000

Net cash provided by (used in) financing activities	(24,274)	49,003

Net increase (decrease) in cash	1,928	(31,248)
Cash and cash equivalents, beginning of year	45,944	44,328

Cash and cash equivalents, end of year	$47,872	$13,080

Supplemental disclosures of cash flow information:
Cash paid for interest	$42,126	$31,590

Cash paid for taxes	$—	$—

See accompanying notes.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Information as of June 30, 2005 and for the six months
ended June 30, 2004 and 2005 is unaudited)

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates

Nature of Operations
Symbiotics, LLC was founded in February 1995. Effective January 1, 2000, the sole member of Symbiotics, LLC contributed all of the assets, liabilities, and operations of Symbiotics, LLC into Symbiotics, Inc., a new C Corporation formed under the laws of the State of Arizona.
Symco, Inc. was formed in 2003 under the laws of the State of Nevada. Effective January 1, 2004, all of the operating assets and liabilities of Symbiotics, Inc. were transferred to Symco, Inc.
Symbiotics, Inc. and Symco, Inc. (collectively, the “Company”) were established for the sole purpose of marketing and distributing a high-quality form of bovine colostrums, a natural food supplement.
Basis of Presentation and Principles of Combination
The Company’s combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The combined financial statements include the financial position of the Company at June 30, 2005 (unaudited), December 31, 2004 and 2003, and the combined results of operations and cash flows for the six months ended June 30, 2005 (unaudited), and 2004 (unaudited), and the years ended December 31, 2004 and 2003. The financial statements contain the combined accounts of Symbiotics, Inc. and Symco, Inc. Both companies are owned by the same sole stockholder and share a common management. As such the accompanying financial statements are presented on a combined basis. All intercompany transactions, accounts, and balances have been eliminated in the accompanying combined financial statements.
Unaudited Interim Results
The accompanying combined balance sheet as of June 30, 2005, the combined statements of operations and the combined statements of cash flows for the six months ended June 30, 2005 and 2004, and the combined statement of changes in stockholders’ deficit for the six months ended June 30, 2005, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the six months ended June 30, 2005 and 2004. The financial data and other information disclosed in these notes to the consolidated financial statements related to the six months ended June 30, 2005 and 2004 are unaudited. The results for the six months ended June 30, 2005 are not necessarily indicative of the results to be expected for the year ended December 31, 2005 or for any other interim period or for any future year.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
Sales are recorded at the time goods are shipped and title has passed. Estimates for allowance for sales returns are recorded as revenue is recognized.
Shipping and Handling
All material shipping and handling costs are charged to cost of revenues.
Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with an initial maturity of three (3) months or less to be cash equivalents.
Accounts Receivable
The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding and the Company’s prior history of uncollectible accounts receivable. At June 30, 2005, December 31, 2004 and 2003, the Company had established an allowance for potentially uncollectible accounts receivable in the amounts of $44,690 (unaudited), $136,190, and $63,731, respectively. The Company records finance charges on delinquent accounts receivable only if they are collected.
Inventory
Inventory consists primarily of raw materials and products available for sale and is carried at the lower of cost or market using the first-in, first-out method (FIFO). The Company contracts with various suppliers to provide product components and to manufacture its products. At June 30, 2005, December 31, 2004 and 2003, the Company had not recorded a reserve in the accompanying combined financial statements for potentially slow moving or obsolete inventory.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Property and Equipment
Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets of three to nine years. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Leasehold improvements are recorded at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter.
The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
Advertising Costs
Advertising costs are expensed as incurred. Advertising expense was approximately $22,000 (unaudited) and $66,000 (unaudited), respectively, for the six months ended June 30, 2005 and 2004, and $71,000 and $176,000, respectively, for the years ended December 31, 2004 and 2003.
Income Taxes
The Company accounts for income taxes in accordance with Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s combined financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the combined financial statements carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized.

Note 2
Concentrations of Credit Risk

Financial instruments that subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company’s customer base and their geographic dispersion. The Company performs ongoing credit evaluations of its customers and maintains an allowance for estimated credit losses. The Company maintains cash balances with financial institutions that are in excess of federally insured limits.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 3
Inventory

     Inventory consists of the following:

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Raw materials	$19,696	$25,103	$74,704
Product packaging	—	83,565	2,208
Work in process	26,999	92,278	34,963
Finished goods	258,234	317,283	393,112

	$304,929	$518,229	$504,987

Note 4
Property and Equipment

Property and equipment consists of the following:

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Office equipment and furniture	$581,271	$581,271	$581,271
Vehicles	11,050	11,050	6,250
Computer equipment	251,593	251,593	251,593
Leasehold improvements	65,385	65,385	65,385

	909,299	909,299	904,499
Accumulated depreciation and amortization	(894,630)	(880,589)	(809,027)

	$14,669	$28,710	$95,472

Depreciation and amortization charged to operations for the six months ended June 30, 2005 and 2004 and for the years ended December 31, 2004 and 2003 were $14,041 (unaudited), $35,301 (unaudited), $71,562 and $109,878, respectively.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 5
Lines of Credit

At June 30, 2005, December 31, 2004 and 2003, the Company had two revolving lines of credit facilities with separate financial institutions.
During 2002, the Company entered into a line of credit with a financial institution for up to $500,000. The facility is structured as a revolving factoring line of credit that is administered on a collateral monitored basis. Interest is charged at a daily rate equal to .00083, based on a 360 day year, and is due monthly. The facility is collateralized by all the assets of the Company. Outstanding principal is due in February 2005, and the facility is automatically renewable annually. Effective February 2004, the maximum borrowing amount of the facility was reduced to $300,000. At June 30, 2005, December 31, 2004 and 2003, the Company had an outstanding balance under this facility of $207,000 (unaudited), $215,000, and $160,000, respectively.
During 2003, the Company entered into a line of credit facility with a financial institution for up to $300,000. Interest is charged at prime and is due monthly. Principal is due July 31, 2005. The line of credit is collateralized by assets of the Company. At June 30, 2005 (unaudited), December 31, 2004 and 2003, the Company had an outstanding balance under this facility of $275,000.

Note 6
Related Party Transactions

Notes Payable
At June 30, 2005, December 31, 2004 and 2003, related party notes payable consists of the following:

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
7% note payable due to sole stockholder, with interest payable annually and principal due December 31, 2005, uncollateralized	$660,131	$667,801	$774,586
7% note payable due to a related party, with monthly principal and interest payments of $1,969 due August 1, 2009, uncollateralized	84,641	93,245	—

	744,772	761,046	774,586
Less: current portion	(678,371)	(685,416)	—

	$66,401	$75,630	$774,586

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued

Note 6
Related Party Transactions (Continued)

The following are maturities of long term related party notes payable for each of the next five years:

Years Ending
June 30,	Amount
(unaudited)
2006	$678,371
2007	19,559
2008	20,973
2009	22,489
2010	3,380

$744,772

The sole stockholder forgave all unpaid interest on the note payable for the six months ended June 30, 2005 and 2004 and for the years ended December 31, 2004 and 2003 in the amounts of $25,000 (unaudited), $28,500 (unaudited), $50,000 and $57,000, respectively. The Company paid interest on the related party note payable for the six months ended June 30, 2005 of approximately $3,200 (unaudited) and the for year ended December 31, 2004 of approximately $1,100. The unpaid interest that was forgiven has been reported as a capital contribution in the respective periods.

Note 7
Statement of Cash Flows

Non-Cash Investing and Financing Activities
The Company recognized financing activities that affected assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:
During the year ended December 31, 2004, the Company issued 5,000,000 shares of common stock in Symco, Inc. to the sole stockholder of the Company as a $100,000 payment on the Company’s note payable to the sole stockholder.
During the six months ended June 30, 2005 and 2004 and the years ended December 31, 2004 and 2003, the sole stockholder of the Company forgave interest on the note payable due to himself in the amount of $25,000 (unaudited), $28,500 (unaudited), $50,000 and $57,000, respectively.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 8
Commitments and Contingencies

Operating Leases
The Company has entered into lease agreements for the use of office equipment and office and warehouse facilities. Lease expense was approximately $87,000 (unaudited) and $84,000 (unaudited) for the six months ended June 30, 2005 and 2004, respectively, and approximately $193,000 and $213,000 for the years ended December 31, 2004 and 2003, respectively. The Company’s operating leases expire at different dates through February 2008. The following schedule lists the future minimum payments due under these leases:

Years Ending
June 30,	Amount
(unaudited)
2006	$19,134
2007	9,884
2008	3,694

$32,712

Litigation
The Company is involved in litigation arising in the course of business. After consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s future financial position or results of operations. No accrual has been made in the accompanying combined financial statements as of June 30, 2005 to record a potential liability from an adverse outcome in this litigation.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 9
Income Taxes

The actual tax expense differs from the “expected” income tax expense computed by applying the United States Federal corporate statutory tax rate to the income before income taxes as follows:

	June 30,	June 30,	December 31,
	2005	2004	2004	2003
	(unaudited)	(unaudited)
Computed “expected” tax benefit (expense)	$80,000	$(11,000)	$96,000	$143,000
Meals and entertainment and officers’ life insurance	(5,000)	(4,000)	(7,000)	(7,000)
Defered tax asset valuation allowance	(75,000)	15,000	(89,000)	(136,000)

	$—	$—	$—	$—

At June 30, 2005, December 31, 2004 and 2003, the Company’s deferred tax assets and liabilities consist of the following:

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Federal and State loss carryforwards	$665,000	$554,000	$508,000
Charitable contribution carryforward	2,000	2,000	2,000
Allowance for doubtful accounts	32,000	68,000	25,000

	699,000	624,000	535,000
Less: valuation allowance	(699,000)	(624,000)	(535,000)

	$—	$—	$—

The Company has established a valuation allowance equal to the net deferred tax asset primarily due to the uncertainty in the utilization of net operating loss carryforwards. For the six months ended June 30, 2005 and 2004, and for the years ended December 31, 2004 and 2003, the valuation allowance was increased / (reduced) by $75,000 (unaudited), ($15,000) (unaudited), $89,000, and $136,000, respectively, primarily to reflect the status of the utilization of the net operating loss carryforwards in the respective periods.
The Company has Federal and State net operating loss carryforwards of approximately $1,705,000 (unaudited) at June 30, 2005 that begin to expire in the year 2020 for Federal income tax purposes and 2005 for State income tax purposes.

SYMCO, INC. AND SYMBIOTICS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 10
Employee Benefit Plan

     The Company maintains the Symco, Inc. 401(k) Retirement Plan covering substantially all full time employees. Under the terms of the Plan, employees of the Company may elect to contribute a portion of their salary to the Plan. Matching contributions and profit sharing contributions are at the discretion of management, and are subject to certain limitations. For the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003, no matching contributions or profit sharing contributions were contributed to the Plan by the Company.

Note 11
Going Concern

The Company has incurred net losses and negative cash flows from operations for the years ended December 31, 2004 and 2003. Further, the Company has had negative working capital at December 31, 2004 and 2003. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Subsequent to June 30, 2005, the sole stockholder sold principally all of the assets of the Company. The accompanying combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of these uncertainties.

Note 12
Common Stock

Symbiotics, Inc. has one class of authorized no par common stock. There were 100,000,000 shares authorized and 11,000,000 shares issued and outstanding at June 30, 2005 (unaudited), December 31, 2004 and 2003.
Symco, Inc. has one class of authorized, $0.01 par value common stock. There were 5,000,000 shares authorized, issued and outstanding at June 30, 2005 (unaudited) and December 31, 2004.